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                                                                    EXHIBIT 99.1

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                                                                 REVOCABLE PROXY
                        BUFFALO VALLEY TELEPHONE COMPANY

                        SPECIAL MEETING OF SHAREHOLDERS
                               SEPTEMBER  , 1995

  The undersigned hereby appoints David E. Lynn, F. Ellis Harley and Fitz R. Walling, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of Buffalo Valley Telephone Company which the undersigned is entitled to vote at the Special Meeting of Shareholders, to be held at the Country Cupboard Inn, Route 15
North, Lewisburg, Pennsylvania     on Friday September  , 1995 at 4:00 p.m.,
local time, and at any and all adjournments thereof, as follows:

                                                     FOR    AGAINST   ABSTAIN
                                                     ---    -------   -------
1. The approval of the Agreement and Plan of
   Merger (the "Merger Agreement") among Buffalo
   Valley Telephone Company, C-TEC Corporation
   and BVT Merger Corporation.
                                                     [_]      [_]       [_]

2. Adjournment of the Meeting to a later date, if
   necessary to solicit additional proxies in the
   event insufficient shares are cast in person
   or by proxy at the Meeting to approve the
   Merger Agreement.
                                                     [_]      [_]       [_]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSITIONS.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned may also revoke this proxy prior to its exercise by filing a subsequent proxy or a duly executed revocation with the Secretary.

  This undersigned acknowledges receipt from Buffalo Valley Telephone Company prior to the execution of this proxy of notice of the Meeting and a Proxy Statement/Prospectus dated August , 1995.

Dated:        , 1995

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    PRINT NAME OF SHAREHOLDER        PRINT NAME OF SHAREHOLDER

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    SIGNATURE OF SHAREHOLDER         SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.